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                                                                    Exhibit 10.2

                              MANAGEMENT AGREEMENT

         This MANAGEMENT AGREEMENT ("Agreement") dated as of June ___, 2002, between PFGI CAPITAL CORPORATION, a Maryland corporation, with its principal place of business at One East Fourth Street, Cincinnati, Ohio 45202 (the "REIT"), and THE PROVIDENT BANK, an Ohio banking corporation, with its principal place of business at One East Fourth Street, Cincinnati, Ohio 45202 (the "Manager").

                              W I T N E S S E T H:

         WHEREAS, all of the REIT's common stock is owned by the Manager;

         WHEREAS, the principal business objective of the REIT is to acquire, hold and manage commercial mortgage loan assets and other authorized investments that will generate net income for distribution to the REIT's stockholders; and

         WHEREAS, the REIT intends to elect to be treated as a real estate investment trust for federal income tax purposes; and

         WHEREAS, the REIT and the Manager are party to a Master Participation and Servicing Agreement of even date herewith (the "Master Agreement") pursuant to which the Manager will contribute and sell to the REIT participation interests in certain loans evidenced by promissory notes payable to the Manager and in certain participation interests in loans evidenced by promissory notes payable to other lenders purchased by the Manager pursuant to participation agreements; and

         WHEREAS, the Manager will service for the REIT all of the loans and participation interests in which the REIT holds participation interests from time to time under the Master Agreement pursuant to the provisions thereof relating to the servicing of such participation interests; and

         WHEREAS, the REIT has no employees and, therefore, is not able to manage or administer its business and affairs; and

         WHEREAS, the REIT desires to have the Manager manage and administer all of its business and affairs except for the servicing of the participation interests held by it from time to time, which will be serviced by the Manager as set forth in the above recitals; and

         WHEREAS, the Manager has the capability to provide the management, administrative and other services provided for herein and is willing to perform and discharge such services for the REIT on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:




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Section 1. Duties of Manager.

           (a) Duties with Respect to the REIT Agreements. Manager shall perform all of the duties and obligations of the REIT under the agreements listed on Schedule I hereto (collectively, the "REIT Agreements"); provided, however, that Manager shall have no obligation to make or advance any payment required to be made by the REIT under any of the REIT Agreements or otherwise or to make or advance any payment in respect of the REIT's Series A Preferred Stock. In furtherance of the foregoing, Manager shall consult with the REIT regarding its duties and obligations under the REIT Agreements. The REIT's Board of Directors or the REIT's officers, at the direction of the REIT's Board of Directors, shall monitor the performance of the Manager and shall advise the Manager when action is necessary or appropriate in order for the REIT to comply with its duties and obligations under any of the REIT Agreements. Manager shall prepare for execution by the REIT or shall cause or arrange for the preparation by other appropriate persons or entities of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty or obligation of the REIT to prepare, file or deliver pursuant to the REIT Agreements.

           (b) Duties with Respect to the REIT. Manager further agrees to take or cause or arrange for other appropriate persons or entities to take all such other actions that it, in the exercise of its good faith judgment, believes is necessary or appropriate for the management or administration of the REIT's business and affairs. Notwithstanding anything to the contrary in this Agreement, Manager shall not take any action that the REIT directs Manager not to take. Manager shall consult with the Board of Directors and the officers of the REIT and shall, at the request of the Board of Directors and/or the officers of the REIT, furnish advice and recommendations with respect to all aspects of the business and affairs of the REIT. Subject to the control and discretion of, and at the request of, the Board of Directors, the Manager shall:

              (i) administer the day-to-day operations and affairs of the REIT, including, without limitation, the performance or supervision of the functions described in this Section 1;

              (ii) monitor the credit quality of the real estate mortgage assets held by the REIT;

              (iii) advise the REIT with respect to the acquisition, management, financing and disposition of the REIT's real estate mortgage assets;

              (iv) represent the REIT in its day-to-day dealings with persons with whom the REIT interacts, including, without limitation, stockholders of the REIT, the transfer agent of the REIT, consultants, accountants, attorneys, servicers of the REIT's mortgage loans, custodians, insurers and banks;


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              (v) establish and provide necessary services for the REIT, including executive, administrative, accounting, stockholder relations, secretarial, recordkeeping, copying, telephone, mailing and distribution facilities;

              (vi) maintain communications and relations with the stockholders of the REIT, including, but not limited to, responding to inquiries, proxy solicitations, providing reports to stockholders and arranging and coordinating all meetings of stockholders;

              (vii) monitor and supervise the performance of all parties who have contracts to perform services for the REIT, provided that Manager shall have no duty to assume the obligations or guarantee the performance of such parties under such contracts;

              (viii) arrange for the execution and delivery of such documents and instruments by the officers of the REIT as may be required in order to perform the functions herein described and to take any other required action contemplated by the terms of this Agreement;

              (ix) maintain proper books and records of the REIT's affairs and furnish or cause to be furnished to the Board of Directors such periodic reports and accounting information as may be required from time to time by the Board of Directors, including, but not limited to, quarterly reports of all income, expenses and distributions of the REIT;

              (x) consult and work with legal counsel for the REIT in implementing REIT decisions and undertaking measures consistent with all pertinent federal, provincial and local laws and rules or regulations of governmental or quasi-governmental agencies, including, but not limited to, federal and state securities laws and tax laws, as it relates to the REIT's qualification, and the maintenance of its qualification, as a REIT, and the regulations promulgated under each of the foregoing;

              (xi) take any action which, in Manager's judgment or the judgment of the Board of Directors (of which Manager has received written notice), may be necessary to maintain the qualification of the REIT as a real estate investment trust or prevent the violation of any law or regulation of any governmental body or agency having jurisdiction over the REIT or its securities;

              (xii) refrain from any action which, in Manager's reasonable judgment or in the judgment of the Board of Directors (of which Manager has received written notice), may adversely affect the qualification of the REIT as a real estate investment trust or which would violate any laws, rule or regulation of any governmental body or agency having jurisdiction


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           over the REIT or its securities, or which would otherwise not be permitted by the charter or by-laws of the REIT;

              (xiii) consult and work with accountants for the REIT in connection with the preparation of financial statements, annual reports and tax returns;

              (xiv) prepare and distribute, in consultation with the accountants for the REIT, annual reports to stockholders which will contain audited financial statements;

              (xv) furnish reports to the Board of Directors and provide research, economical and statistical data in connection with the REIT's investments; and as reasonably requested by the REIT, make reports to the REIT of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the REIT.

           (c) Duties with Respect to the REIT's Policies. Manager shall, at all times in connection with the performance and observance of its duties and obligations under this Agreement, refrain from taking any actions that would prevent the REIT from complying with the policies adopted by the Board of Directors of the REIT, as they may be amended, supplemented or otherwise modified by the Board of Directors of the REIT at any time or from time to time. Upon its receipt of notice thereof, Manager shall thereupon comply with such policies as so amended, supplemented or modified.

Section 2. Other Duties of the Manager.

           (a) In addition to the duties set forth in Section 1, Manager shall
        (i) collect funds and pay funds under the Master Agreement, (ii) enter into contracts for the REIT, (iii) procure insurance policies for the REIT, (iv) fulfill reasonable reporting requirements provided by the REIT, (v) maintain adequate offices and staff to fulfill its obligations under this Agreement, (vi) retain accountants, legal counsel or other professionals and consultants and rely on their professional advice and work product, (vii) establish and maintain bank accounts for the REIT, and (viii) maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the REIT at any time during normal business hours.

           (b) Manager shall segregate and hold all funds collected and received by the REIT under and pursuant to the Master Agreement separate and apart from any of its own funds and general assets and shall establish and maintain one or more accounts, in the form of time deposit or demand accounts, titled "Provident Bank in trust for PFGI Capital Corporation" (the "REIT Accounts"). Each REIT Account shall be established with a depository institution acceptable to the REIT. Manager is hereby authorized to be a depository institution. All funds deposited


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        in the REIT Accounts shall at times be fully insured to the full extent permitted under applicable law; provided, however, that to the extent a REIT Account is established with Manager, Manager may maintain the REIT Account as a single account. Funds deposited in the REIT Account may be drawn on by Manager in accordance with Subsection (c) of this Section 2. Manager shall deposit in the REIT Account within one Business Day (as such term is defined in Section 3 hereof) of receipt, and retain therein, all collections received by the REIT under and pursuant to the Master Agreement as well as any and all other amounts received by the REIT whatsoever. Any interest paid on funds deposited in the REIT Accounts by the depository institutions in which the REIT Accounts are established shall accrue to the benefit of the REIT.

           (c) Manager is hereby authorized, from time to time, to withdraw funds from the REIT Accounts for the following purposes:

              (i) to pay the purchase price for additional participation interests purchased by the REIT under the Master Agreement;

              (ii) to pay the Servicing Fee payable from time to time under the Master Agreement;

              (iii) to pay itself the Management Fee and reimburse itself for expenses under Section 3 hereof;

              (iv) to pay dividends to the holders of its Common Stock and Series A Preferred Stock;

              (v) to pay all payments when due and payable under each of the REIT Agreements;

              (vi) to pay all of the REIT's accounts payable and other liabilities and obligations incurred by the REIT in the ordinary course of the REIT's business;

              (vii) to pay all other amounts directed to be paid by the REIT's Board of Directors or the REIT's officers, at the direction of the REIT's Board of Directors; and

              (viii) to clear and terminate the REIT Accounts upon the termination of this Agreement.

         Section 3. Management Fee; Reimbursement of Expenses. As compensation for the performance of Manager's duties and obligations under this Agreement, Manager shall be entitled to receive a management fee equal to 1/12 multiplied by 0.10% multiplied by the average daily outstanding balance of all loans and participation interests underlying the participation interests held by the REIT during each calendar month. Such management fee shall be payable on the 15th day of each month, or on the first Business Day immediately thereafter if the 15th day in any month is not a Business Day, for the preceding calendar month. As used


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herein, the term "Business Day" shall mean any day other than a Saturday, a
Sunday, or a day on which commercial banks are authorized or obligated by law, regulation or executive order to close in Ohio or Nevada. In addition, the REIT shall reimburse Manager, upon its request from time to time, but not more frequently than monthly, for all expenses incurred by Manager in connection with its activities hereunder and all fees and disbursements incurred by any person or entity pursuant to the provisions of this Agreement.

         Section 4. Independence of Manager. For all purposes of this Agreement, Manager shall be an independent contractor and shall not be subject to the supervision of the REIT with respect to the manner in which it accomplishes the performance of its duties and obligations hereunder. Unless expressly authorized by the REIT, Manager shall have no authority to act for or represent the REIT in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the REIT.

         Section 5. No Joint Venture. Nothing contained in this Agreement (i) shall constitute Manager and the REIT as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

         Section 6. Indemnification by Manager. Manager agrees to indemnify, defend and hold harmless the REIT and each of its shareholders, directors, officers, agents and independent contractors for (i) any and all liabilities, losses, damages and expenses that may be incurred in connection with or as a result of any negligent act or omission or willful misconduct by Manager in connection with any activity undertaken or omitted to be taken by Manager with respect to this Agreement, (ii) any breach by Manager of any representation or warranty herein or any failure by Manager to perform or observe any agreement or covenant herein, and (iii) any third party claims, liabilities, losses, damages or expenses, or actions in respect thereof, arising out of or in connection with this Agreement. The indemnities set forth in the preceding sentence shall survive the resignation or removal of Manager and the termination of this Agreement and shall include reasonable fees and expenses of counsel and other expenses of litigation.

         Section 7. Other Activities of Manager. Nothing herein contained shall prevent Manager, an affiliate of Manager or an officer, director, employee or stockholder of Manager from engaging in any activity, including, without limitation, originating, purchasing and managing real estate mortgage assets, rendering of services and investment advice with respect to real estate investment opportunities to any other Person (including other REITs) and managing other investments (including the investments of Manager and its affiliates). Officers, directors, employees, stockholders and agents of Manager or of any affiliate of Manager may serve as officers, directors, employees or agents of the REIT, but shall receive no compensation (other than reimbursement for expenses) from the REIT for such service.

         Section 8. Representations and Warranties of Manager. Manager represents and warrants to the REIT as follows:

           (a) Organization and Power. Manager is a banking corporation duly organized, validly existing and in good standing under the laws of the State of


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        Ohio and has full power, authority and legal right to carry on its business as now conducted and to enter into and perform its obligations hereunder.

           (b) Authorization, Execution and Validity. Manager has duly authorized, executed and delivered this Agreement and (assuming the due authorization, execution and delivery by the REIT) this Agreement constitutes the legal, valid and binding obligations of Manager, enforceable against Manager in accordance with its terms, except as enforceability may be limited by insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           (c) No Conflict. The execution, delivery and performance by Manager of this Agreement and compliance by Manager with its obligations hereunder do not (1) breach or contravene Manager's articles of incorporation or code of regulations, or (2) contravene or result in any breach of or create any lien upon any property of Manager under any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Manager is a party or by which Manager or any of its properties is bound.

           (d) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Manager, threatened against Manager, before or by any governmental authority which individually or in the aggregate would impair the ability of Manager to perform its obligations under this Agreement or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Manager is not in default with respect to any order of any governmental authority, the default under which would adversely affect the ability of Manager to perform its obligations under this Agreement.

           (e) Consents. No consent, approval or authorization of, or filing, registration or qualification with, or giving of notice or taking of any other action with respect to, any governmental authority is required in connection with the execution, delivery and performance by Manager of this Agreement other than any such consent, approval, authorization, filing, registration, qualification, notice or action as has been duly obtained, given or taken and is in full force and effect.

         Section 9. Corporate Existence; Status.

         Manager will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of, or to permit Manager to perform its obligations under, this Agreement.

         Section 10. Termination. Either party may terminate this Agreement at any time without penalty by giving written notice of termination to the other party. Such written notice shall specify the date on which the termination hereof shall be effective.


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         Section 11. Action upon Termination, Resignation or Removal. Promptly upon the termination of this Agreement pursuant to Section 10, Manager shall promptly:

           (a) deliver to the REIT all assets and documents of the REIT then in the custody of Manager; and

           (b) cooperate with the REIT and take all reasonable steps requested to assist the Board of Directors in making an orderly transfer of the administrative functions of the REIT.

Manager shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination.

         Section 12. Liens. Manager will not directly or indirectly create, allow or suffer to exist any lien on any of the REIT's assets.

         Section 13. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

         a.   if to the REIT, to:

              PFGI Capital Corporation
              One East Fourth Street
              Mail Stop 307A
              Cincinnati, Ohio  45202
              Attention:  General Counsel
              Facsimile:  (513) 763-8069
              Confirmation No.: (513) 579-2861

              with a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, NY  10022
              Attention:  Danielle Carbone, Esq.
              Facsimile:  (212) 848-7179
              Confirmation No.:  (212) 848-4000

         b.   if to Manager, to:

              The Provident Bank
              One East Fourth Street
              Mail Stop 307A
              Cincinnati, Ohio  45202
              Attention:  General Counsel
              Facsimile:  (513) 763-8069
              Confirmation No.: (513) 579-2861


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              with a copy to:

              Keating, Muething & Klekamp, P.L.L.
              One East Fourth Street
              1400 Provident Tower
              Cincinnati, Ohio  45202
              Attention:  James R. Whitaker, Esq.
              Facsimile:  (513) 579-6457
              Confirmation No.: (513) 579-6414


or to such other address as either party shall have provided to the other party in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid or hand-delivered to the address of such party as provided above.

         Section 14. Amendment. Any term or provision of this Agreement may be amended, waived, discharged or terminated, but only by an instrument in writing signed by the parties hereto.

         Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.

         Section 16. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         Section 17. Counterparts. This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

         Section 18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


     [Remainder of page intentionally left blank. Signature page to follow.]


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         IN WITNESS WHEREOF, the parties have caused this Management Agreement to be duly executed and delivered as of the day and year first above written.



                                      PFGI CAPITAL CORPORATION

                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------


                                      THE PROVIDENT BANK


                                      By:
                                          --------------------------------
                                      Name:
                                            -----------------------------
                                      Title:
                                            ------------------------------


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                                   SCHEDULE I
                                       TO
                              MANAGEMENT AGREEMENT



         (1) Master Participation and Servicing Agreement between the REIT and Manager

         (2) Forward Purchase Contract Agreement among Provident Financial Group, Inc., The Provident Bank, PFGI Capital Corporation and J.P. Morgan Trust Company, National Association, as forward purchase contract agent

         (3) Pledge Agreement among Provident Financial Group, Inc., J.P. Morgan Trust Company, National Association, as collateral agent, custodial agent and securities intermediary and forward purchase contract agent

         (4) Remarketing Agreement among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent, J.P. Morgan Trust Company, National Association, as forward purchase contract agent, Provident Financial Group, Inc., The Provident Bank and PFGI Capital Corporation